                                                                    EXHIBIT 3.1




                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                    FRONTIERVISION OPERATING PARTNERS, L.P.


         This Agreement of Limited Partnership of FrontierVision Operating Partners, L.P. is entered into by and between FrontierVision Partners, L.P., a Delaware limited partnership (the "General Partner"), and FrontierVision Operating Partner, Inc., a Delaware corporation, as limited partner (the "Limited Partner").

         The General Partner and the Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniformed Limited Partnership Act (6 Del. C. Section Section 17-101, et seq.) (the "Act"), and hereby agree as follows:

         1. Name. The name of the limited partnership formed hereby is FrontierVision Operating Partners, L.P. (the "Partnership").

         2. Purpose. The Partnership is organized for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, acquiring, investing in, disposing of, operating, managing and financing cable systems and engaging in any and all activities necessary, desirable or incidental to the foregoing.

         3. Registered Office. The registered office of the Partnership in the State of delaware is c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Kent County, Dover, Delaware 19904.

         4. Registered Agent. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is The Prentice-Hall Corporation System, Inc. 32 Loockerman Square, Suite L-100, Kent County, Dover, Delaware 19904.

         5. Partners. The names and mailing addresses of the General Partner and the Limited Partner are as follows:

                 General Partner

                 FrontierVision Partners, L.P.
                 1777 South Harrison Street, Suite P200
                 Denver, Colorado 80210
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                 Limited Partner

                 FrontierVision Operating Partners, Inc.
                 1777 South Harrison Street, Suite P200
                 Denver, Colorado 80210

         6. Powers. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

         7. Term. The Partnership shall dissolve, and its affairs shall be wound up either (i) on December 31, 2004 or (ii) at such earlier time as (a) all of the partners of the Partnership approve in writing, (b) the Partnership sells or otherwise disposes of its interest in all or substantially all of its property, (c) an event of withdrawal of the General Partner has occurred under the Act or (d) an entry of a decree of judicial dissolution has occurred under Section Section 17-802 of the Act.

         8. Capital Contributions. The partners of the Partnership have contributed the following amounts, in cash, and no other property, to the
Partnership:

         General Partner
         ---------------

         FrontierVision Partners, L.P.                              $99.99

         Limited Partner
         ---------------

         FrontierVision Operating Partners, Inc.                      $.01

         9. Additional Contributions. Each partner of the Partnership may, but is not required to, make additional capital contributions to the Partnership.

         10. Allocation of Profit and Losses. The Partnership's profits and losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

         11. Distributions. At the time determined by the General Partner, but at least once during each fiscal year of the Partnership, the General Partner shall cause the Partnership to distribute any cash held by it which is not reasonably necessary for the operation of the Partnership. Cash available for distribution shall be distributed to the partners of the Partnership in the same proportion as their then capital account balance.

         12. Assignments. The Limited Partner may assign all or any part of its partnership interest in the Partnership only with the consent of its partnership interest in the Partnership only with the consent of the General Partner. The Limited Partner has no right to grant an assignee of its partnership interest in the Partnership the right to become a substituted limited partner of the Partnership.

         13. Withdrawal. Except as provided in the following Section 14, no right is given to any partner of the Partnership to withdraw from the Partnership.

         14.     Additional Partners.

                 (a) Without the approval of the Limited Partner, the General Partner may admit additional limited partners to the Partnership. The General Partner may admit an assignee of the Limited Partner's partnership interest in the Partnership as a substituted limited partner of the Partnership. The General Partner may admit one or more additional general partners, without the consent of the Limited Partner. Upon the admission of any additional limited partners or substituted limited partners to the Partnership, the Limited Partner shall withdraw from the Partnership and shall be entitled to receive forthwith the return of his capital contribution, without interest or deduction.

                 (b) After the admission of any additional limited partners, substituted limited partners or additional general partners pursuant to this Section 14, the Partnership shall continue as a limited partnership under the Act.

                 (c) The admission of additional limited partners, substituted limited partners or additional general partners to the Partnership pursuant to this Section 14 shall be accomplished by the amendment of this Agreement of Limited Partnership and, if required by the Act, the filing of an appropriate amendment of the Partnership's Certificate of Limited Partnership in the office of the Secretary of State of the State of Delaware.

         15. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.





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
         IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement of Limited Partnership as of the 14th day of July, 1995.


                                          GENERAL PARTNER:

                                          FRONTIERVISION PARTNERS, L.P.

                                          By:   FVP GP, L.P., its sole general
                                                partner


                                          By: /s/ John S. Koo
                                             --------------------------------
                                             John S. Koo
                                             Senior Vice President


                                          LIMITED PARTNER:

                                          FRONTIERVISION OPERATING
                                          PARTNERS, INC.


                                          By: /s/ John S. Koo
                                             --------------------------------
                                             John S. Koo
                                             Senior Vice President

                                AMENDMENT NO. 1

                                     TO THE

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                    FRONTIERVISION OPERATING PARTNERS, L.P.

                Amendment No. 1 dated as of July 15, 1995 to the Agreement of Limited Partnership (the "Agreement") dated as of July 14, 1995 by and between FrontierVision Partners, L.P., a Delaware limited partnership, as general partner (the "General Partner"), and FrontierVision Operating Partners, Inc., a Delaware corporation, as limited partner (the "Limited Partner").

  The undersigned desire to amend section 8 of the Agreement relating to capital commitments.

                The undersigned agree as follows:

                1. Section 8 of the Agreement is hereby amended to read in its entirety as follows:

                "8. Capital Contributions. The partners of the Partnership have contributed the following amounts, in cash, and no other property, to the
Partnership:

                General Partner

                FrontierVision Partners, L.P.               $99.90

                Limited Partner

                FrontierVision Operating Partners, Inc.       $.10"

                2. All terms and conditions of the Agreement, as amended hereby, shall remain in full force and effect.

                3. This Amendment No. 1 shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

                IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Amendment No. 1 as of the date first set forth above.

                                        GENERAL PARTNER:

                                        FRONTIERVISION PARTNERS, L.P.

                                        By:  FVP GP, L.P., its sole general
                                        partner

                                        By:  FrontierVision Inc., its sole
                                        general partner


                                        By:/s/ JAMES C. VAUGHN
                                           ---------------------------
                                           James C. Vaughn
                                           President


                                        LIMITED PARTNER:

                                        FRONTIERVISION OPERATING PARTNERS,
                                        INC.


                                        By:/s/ JAMES C. VAUGHN
                                           ---------------------------
                                           James C. Vaughn
                                           President

                             AMENDMENT NO. 2 TO THE

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                    FRONTIERVISION OPERATING PARTNERS, L.P.


         Amendment No. 2 dated as of November 8, 1995 to the Agreement of Limited Partnership (the "Agreement") dated as of July 14,1995 by and between FrontierVision Partners, L.P., a Delaware limited partnership, as general partner (the "General Partner"), and FrontierVision-Operating Partners, Inc., a Delaware corporation, as limited partner (the "Limited Partner"), as amended by Amendment No. I to the Agreement dated as of July 15, 1995.

         The undersigned hereby amend the Agreement as follows:

         1.      Existing Section 15 of the Agreement is renumbered as Section
                 16.

         2. Section 15 is hereby amended to read in its entirety as follows:

                 "15. Notwithstanding any other provision contained in this Partnership Agreement to the contrary (but subject to clause (c) below):

                          (a) Each Partner hereby (w) acknowledges the collateral assignment by each other Partner of its partnership interest in the Partnership pursuant to that certain Partner Pledge Agreement dated as of November 9, 1995 (as modified and supplemented and in effect from time to time, the "Partner Pledge Agreement") between each Partner and The Chase Manhattan Bank (National Association), as Administrative Agent, (x) in connection with the exercise by the Administrative Agent of any of its rights and remedies under the Partner Pledge Agreement, consents to the assignment of either of such partnership interests to any other Person (and to the substitution of such other Person as a general or limited partner, as the case may be, holding the partnership interest so assigned) and (y) agrees that no such assignment (and substitution) shall effect a termination or dissolution of the Partnership (so long as both partnership interests are not assigned to the same person).

                          (b) Without limiting the generality of the foregoing,
                 each Partner hereby agrees that upon the occurrence and continuance of any Event of Default under and as defined in the Credit Agreement referred to in the Partner Pledge
                 Agreement:

                                  (i) the Administrative Agent shall be
                          entitled to be admitted (or to have a designee of its choice admitted) as a new general partner of the Partnership (such new general partner being hereinafter referred to as the "New General Partner") and, each Partner hereby consents to such admission and agrees to execute and deliver such instruments, if any, as shall be necessary to effect the foregoing;

                                  (ii) in connection with the admission of the
                          New General Partner to the Partnership, no capital contribution by the New General Partner shall be required;

                                  (iii) as provided in the Partner Pledge
                          Agreement, the New General Partner shall not have any liability with respect to the obligations of the Partnership under the Credit Agreement;

                                  (iv) on and after the admission of the New
                          General Partner to the Partnership, the allocation of profit and loss of the Partnership and any distributions of any cash held by the Partnership shall be made as if the General Partner, the New General Partner and the Limited Partner had contributed 99.8%, .01% and .01%, respectively, of the total capital contributions of all of the Partners to the Partnership;

                                  (v) on and after the admission of the New
                          General Partner to the Partnership, the New General Partner shall have all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware and shall have the sole authority to manage the business and affairs of the Partnership (and, notwithstanding any other provision contained herein or in any such laws, the General Partner shall have no further powers or privileges with respect to the management of the Partnership;

                                  (vi) if requested by the Administrative Agent
                          following the admission of the New General Partner to the Partnership, the partnership interest in the Partnership held by the General partner shall be converted into a limited partnership interest (provided that, as contemplated by the Partner Pledge Agreement, the General Partner shall remain obligated in respect of its guarantee in the Partner Pledge Agreement) and in that connection, the New General Partner may make such additional capital contributions, and alter the allocation of partnership profits and losses among the partners, in such manner as it shall determine to be appropriate to preserve the status of the Partnership as a partnership for Federal income tax purposes; and

                                  (vii) following the admission of the New
                          General Partner to the Partnership (and without limiting similar restrictions contained in the Partner Pledge Agreement), neither the General Partner nor the Limited Partner may transfer either of their partnership interests in the Partnership without the prior written consent of the New General Partner.

                          (c) Any substitution of a Person for the General Partner pursuant to clause (a) above, and any addition of a New General Partner pursuant to clause (b) above, shall be subject to compliance with the applicable provisions of
                 Section 6.12 of the Partner Pledge Agreement with respect to obtaining necessary regulatory approvals prior to taking any action that would effect a change of control of the Partnership.

         3. All terms and conditions of the Agreement as amended hereby shall remain in full force and effect.

         4. This Amendment No. 2 shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Amendment No. 2 as of the date first set forth above.


                              GENERAL PARTNER

                              FRONTIERVISION PARTNERS, L.P.

                              By: FVP GP, L.P., its sole general partner

                              By: FRONTIERVISION INC., its sole general partner

                              By:  /s/ John S. Koo
                                 -------------------------------------

                                 John S. Koo, Senior Vice President and
                                 Chief Financial Officer

                              LIMITED PARTNER:

                              FRONTIERVISION OPERATING PARTNERS, INC.

                              By:  /s/ John S. Koo
                                 ------------------------------------
                                 John S. Koo, Senior Vice President

                             AMENDMENT NO. 3 TO THE

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                    FRONTIERVISION OPERATING PARTNERS, L.P.




         This Amendment No. 3 to the Agreement of Limited Partnership of FrontierVision Operating Partners, L.P. dated as of July 14, as amended by Amendment No. 1 dated as of July 15, 1995, and Amendment No. 2 dated as of November 8, 1995 (the "Agreement") is dated as of the date set forth below.

         1. Section 7 of the Agreement is hereby amended to read in its entirety as follows: "Term. The Partnership shall dissolve, and its affairs shall be wound up on June 30, 2007, or on such earlier date as shall constitute the last day of the term of its General Partner, FrontierVision Partners, L.P."

         2. Except as expressly amended hereby, the Agreement is, and shall remain in full force and effect.

         3. This Amendment No. 3 shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.


                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the undersigned, intending to be bound thereby, have duly executed this Amendment No. 3 as of April 9, 1996.


                             GENERAL PARTNER

                             FRONTIERVISION PARTNERS, L.P.

                             By:  FVP GP, L.P., its sole general partner

                             By:  FRONTIERVISION INC., its sole general partner


                             By:    /s/ John S. Koo
                                ----------------------------------------------
                                 John S. Koo, Senior Vice President and
                                 Chief Financial Officer


                             LIMITED PARTNER:

                             FRONTIERVISION OPERATING PARTNERS, INC.


                             By:     /s/ John S. Koo
                                ---------------------------------------------
                                 John S. Koo, Senior Vice President